As filed with the Securities and Exchange Commission on April 17, 1998
                                                  Registration No. 33-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                              EDISON INTERNATIONAL
             (Exact name of registrant as specified in its charter)

                       California                          95-4137452
            (State or other jurisdiction of             (I.R.S. Employer
             incorporation or organization)            Identification No.)

                            2244 Walnut Grove Avenue
                           Rosemead, California 91770
                                   626-302-2222
            (Address and telephone number of principal executive offices)

                              EDISON INTERNATIONAL
                            EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                  Kenneth S. Stewart, Assistant General Counsel
                     2244 Walnut Grove Avenue (P.O. Box 800)
                           Rosemead, California 91770
                                  626-302-6601
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                  Approximate date of proposed commencement of sales:
As soon as practicable after the effective date of this registration statement.
================================================================================

                         CALCULATION OF REGISTRATION FEE

------------------------ ----------------------- ----------------------- ----------------------- -------------------
                                                      Proposed                 Proposed
     Title of                                          maximum                  maximum
    Securities                 Amount                 offering                 aggregate               Amount of
       to be                    to be                 price per                offering              registration
    registered               registered               share(1)                 price(1)                   fee
------------------------ ----------------------- ----------------------- ----------------------- -------------------
------------------------ ----------------------- ----------------------- ----------------------- -------------------

   Common Stock,          10,000,000 shares            $28.84                $288,425,000             $85,085.37
   No Par Value
------------------------ ----------------------- ----------------------- ----------------------- -------------------

(1) Calculated pursuant to Rules 457(c) and 457(h), solely for the purpose of computing the registration fee, on the basis of the average of the high and low prices of Edison International Common Stock reported in the consolidated reporting system as of April 13, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission ("Commission") by Edison International are incorporated by reference in this Registration Statement:

         1. Annual Report of Edison International on Form 10-K for the year ended December 31, 1997.

         2. (a) Current Report of Edison International on Form 8-K dated February 13, 1998.

            (b) Current Report of Edison International on Form 8-K dated April 7, 1998.

         3. The "Description of Registrant's Securities to be Registered" on pages 4-5 of the Registration of Securities of certain successor issuers filed by SCEcorp (former name of Edison International) on May 20, 1988.

     All documents filed by Edison International pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Counsel for Registrant, Kenneth S. Stewart, is a salaried employee of Southern California Edison Company, which is a subsidiary of Edison International, and he shares in the benefits accruing to such employees. As of December 31, 1997, Mr. Stewart had a direct or indirect interest in 25,308 shares of Edison International's Common Stock. These shares include those credited and conditionally credited to his account as of such date with the trustees of the Company's Stock Savings Plus Plan and with the agent for the Company's Dividend Reinvestment and Stock Purchase Plan. Mr. Stewart is eligible to participate in the Equity Compensation Plan and holds nonqualified stock options under that plan and a predecessor plan.

Item 6.   Indemnification of Directors and Officers

     Pursuant to the California Corporations Code, Article VI of Edison International's Articles of Incorporation and Article VI of Edison International's Bylaws, directors, officers, employees and agents of Edison International may be indemnified by Edison International in certain circumstances against liabilities they incur while acting in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may appear to be permitted under the above provisions to directors, officers or

<PAGE 1>


persons controlling Edison International, Edison International has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         See Exhibit index.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is
<PAGE 2>


incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


<PAGE 3>

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on Its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 17th day of April, 1998.

                            Edison International


                            Alan J. Fohrer
                            ------------------------------------------
                            Alan J. Fohrer
                            Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons In the capacities and on the dates indicated.

Signature                                          Title                                     Date
---------                                          -----                                     -----
Principal Executive Officer and Director:
John E. Bryson*                                    Chairman of the Board,                    February 19, 1998
                                                   Chief Executive
                                                   Officer and Director

Principal Financial Officer:
Alan J. Fohrer*                                    Executive Vice President                  February 19, 1998
                                                   and Chief Financial Officer

Controller or Principal Accounting Officer:
Richard K. Bushey*                                 Vice President and Controller             February 19, 1998

Majority of Board of Directors:
Winston H. Chen*                                   Director                                  February 19, 1998
Warren Christopher*                                Director                                  February 19, 1998
Stephen E. Frank*                                  Director                                  February 19, 1998
Joan C. Hanley*                                    Director                                  February 19, 1998
Carl F. Huntsinger*                                Director                                  February 19, 1998
Charles D. Miller*                                 Director                                  February 19, 1998
Luis G. Nogales*                                   Director                                  February 19, 1998
Ronald L. Olson*                                   Director                                  February 19, 1998
James M. Rosser*                                   Director                                  February 19, 1998
E. L. Shannon, Jr.*                                Director                                  February 19, 1998
Robert H. Smith*                                   Director                                  February 19, 1998
Thomas C. Sutton*                                  Director                                  February 19, 1998
Daniel M. Tellep*                                  Director                                  February 19, 1998
James D. Watkins*                                  Director                                  February 19, 1998
Edward Zapanta*                                    Director                                  February 19, 1998


*By:      Alan J. Fohrer
          --------------------------------
         (Alan J. Fohrer, Attorney-in-Fact)

<PAGE 4>


                                  Exhibit Index



Exhibit
Number                   Description
-------                  -----------

     4.1 Certificate of Restated Articles of Incorporation of Edison International as amended through May 9, 1996 (File No. 1-9936, Form 10-Q for the Quarter ended March 31, 1996)*

     4.2 Bylaws as adopted by the Board of Directors effective on January 1, 1998 (File No. 1-9936, Form 10-K for the year ended December 31,
          1997)*

     5    Opinion of Counsel

     23.1 Consent of Independent Public Accountants

     23.2 Consent of Counsel (See Opinion of Counsel)

     24   Power of Attorney

     99 Resolution of the Board of Directors of Edison International adopted February 19, 1998 Re: Equity Compensation Plan

 ------------
* Incorporated by reference pursuant to Rule 411.


<Page 5>